Exhibit 107
Calculation of Filing Fee Tables

S-8
(Form Type)

SelectQuote, Inc.
(Exact Name of Registrant as Specified in its Charter

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other	5,006,017	$1.145	$5,731,889.46	$110.20 per $1,000,000	$631.65
Total Offering Amounts					$5,731,889.46		$631.65
Total Fee Offsets							—
Net Fee Due							$631.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to the SelectQuote, Inc. 2020 Omnibus Incentive Plan to prevent dilution as a result of adjustments for stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices of shares of the Registrant’s common stock reported on the New York Stock Exchange on September 6, 2023.